Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-200324 and 333-199865) and Form S-8 (333-191485) of Ring Energy, Inc. of our report dated March 16, 2015 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ Eide Bailly LLP Eide Bailly LLP Salt Lake City, Utah March 16, 2015

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